UNITED STATES
              SECURITIES AND EXCHANGE COMMISSION

                    Washington, D.C. 20549


                           FORM 8-K


                        CURRENT REPORT

              PURSUANT TO SECTION 13 OR 15(d) OF
            THE SECURITIES AND EXCHANGE ACT OF 1934


  Date of Report (Date of Earliest Event Reported) April 10, 2003


                AEI INCOME & GROWTH FUND 24 LLC
    (Exact Name of Registrant as Specified in its Charter)

      __________________State of Delaware_______________
(State or other Jurisdiction of Incorporation or Organization)




   ______000-49653_________        _____41-1990952_____
   (Commission File Number)          (I.R.S. Employer
                                   Identification No.)


  __1300 Minnesota World Trade Center, St. Paul, Minnesota 55101__
           (Address of Principal Executive Offices)


         _______________(651) 227-7333_______________
     (Registrant's telephone number, including area code)


  ___________________________________________________________
 (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

       On April 10, 2003, the Limited Liability Company (the Company) purchased a newly constructed Johnny Carino's restaurant in Littleton, Colorado from Kona Restaurant Group, Inc. The total cash purchase price of the land and building was approximately $2,235,000. Kona Restaurant Group, Inc. is not affiliated with the Company.

       The cash, used in purchasing the property, was from the proceeds of sale of LLC Units.

Item 7.   Financial Statements and Exhibits.

          (a)Financial statements of businesses acquired -  Not
             Applicable.  Property was newly constructed.

          (b)On  April  10,  2003,  the Company  purchased  the
             property   for   $2,235,000.   The  property   was
             acquired with cash which was provided from proceeds of sale of LLC Units. A limited number of proforma adjustments are required to illustrate the effects of the transaction on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

             Assuming the Company had acquired the property on January 1, 2002, the Company's Investments in Real Estate would have increased by $2,235,000 and its Current Assets (cash) would have decreased by $2,235,000.

             The Total Income for the Company would have increased from $537,720 to $733,320 for the year ended December 31, 2002 if the Company had owned the property during the period.

             Depreciation  Expense  would  have  increased   by
             $62,577 for the year ended December 31, 2002.

             The net effect of these proforma adjustments would have caused Net Income to increase from $271,829 to $404,852, which would have resulted in Net Income of $43.69 per LLC Unit outstanding for the year ended December 31, 2002.

          (c)Exhibits

                            Exhibit  10.1 - Net Lease Agreement
                            dated  September 23,  2002  between
                            the  Company  and  Kona  Restaurant
                            Group,   Inc.   relating   to   the
                            property  at 10025 W San Juan  Way,
                            Littleton,  Colorado  (incorporated
                            by  reference  to Exhibit  10.2  of
                            Form   10-QSB  filed  November   7,
                            2002).

                            Exhibit  10.2 - First Amendment  to
                            New  Lease  Agreement  dated  April
                            10,  2003  between the Company  and
                            Kona    Restaurant   Group,    Inc.
                            relating  to the property at  10025
                            W    San   Juan   Way,   Littleton,
                            Colorado.


                          SIGNATURES

      Pursuant  to the requirements of the Securities  Exchange
Act  of 1934, the registrant has duly caused this report to  be
signed   on  its  behalf  by  the  undersigned  hereunto   duly
authorized.

                              AEI INCOME & GROWTH FUND 24 LLC

                               By:   AEI Fund Management XXI, Inc.
                                Its:    Managing Member


Date:  April 16, 2003            /s/ Patrick W. Keene
                               By:   Patrick W. Keene
                                Its:    Chief Financial Officer